UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Acting upon the recommendation of the Compensation Committee, the Board of Directors of the Company has unanimously changed its cash compensation arrangements for non-employee Directors. Director equity-based compensation remains unchanged. The cash compensation schedule, which is effective as of June 1, 2010, is set forth below:

Applies to:	Payment For:	Prior to 6/1/2010	In effect 6/1/2010	When Payable
All Non-Employee Directors	Annual Retainer	$7,500	$12,500	Upon election to Board
Chair of Audit Committee	Annual Retainer	$11,000	$13,000	Upon appointment
Chair of Compensation Committee	Annual Retainer	$2,500	$6,000	Upon appointment
Chair of Nominating/ Governance Committee	Annual Retainer	$2,500	$4,500	Upon appointment
Members of Audit Committee (other than Chair)	Annual Retainer	$9,000	$10,000	Upon appointment to Audit Committee
Members of Other Standing Committees (other than Chair)	Annual Retainer	$500	$2,000	Upon appointment to a standing committee other than Audit Committee
All Non-Employee Directors	Attendance at Regular Board Meeting in person	$3,000	$4,000	After attendance at meeting
All Non-Employee Directors	Attendance at Regular Board Meeting by telephone	$1,000	$2,000	After attendance at meeting
All Non-Employee Directors	Attendance at Special Board Meetings by telephone	-	$1,000	After attendance at meeting
All Committee Members	Attendance at Committee Meeting in person	$750	$1,000	After attendance at meeting
All Committee Members	Attendance at Committee Meeting by telephone	$200	$750	After attendance at meeting

The amount of the annual retainers shall be pro-rated if a non-employee Director is elected to the applicable position at a time other than at the Annual Meeting.

The holder of all of the Company’s Class B Common Stock has also approved this new compensation arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: June 25, 2010	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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